EXHIBIT 5.2

                               MERITZ & MUENZ LLP

                                COUNSELORS AT LAW

                               THREE HUGHES PLACE
                            DIX HILLS, NEW YORK 11746
                                    --------

                            Telephone: (631) 242-7384
                            Facsimile: (631) 242-6715
                          E-mail: Lmuenz@optonline.net

                                January 24, 2003

iVoice, Inc.
750 Highway 34
Matawan, New Jersey 07747

RE:  IVOICE,  INC. (THE  "CORPORATION")
     AUTHORIZATION OF ADDITIONAL CLASS A COMMON STOCK SHARES PAR VALUE $.0001 PER SHARE

Gentlemen:

We have acted as corporate counsel to the Corporation in connection with the amendment to the Certificate of Incorporation of the Corporation to increase to ten billion (10,000,000,000) shares the number of authorized Class A Common Stock Shares and revise the par value of the Class A Common Stock Shares to $.0001 per share.

We are furnishing you this opinion with the understanding that this opinion shall be relied upon by the Corporation's special counsel, Kirkpatrick & Lockhart LLP, regarding the filing with the Securities and Exchange Commission of a Registration Statement on Form SB-2 for the registration of Class A Common Stock Shares under the Securities Act of 1933, as amended.

We have examined the Corporation's Articles of Incorporation, as amended to date, the Corporation's Bylaws, as amended to date, and minutes and resolutions of the Corporation's Board of Directors and shareholders. We have also examined such other documents, certificates, instruments and corporate records, and such statutes, decisions and questions of law as we have deemed necessary or appropriate for the purpose of this opinion.

Based upon the foregoing, we are of the opinion that the change in the par value to $.0001 per share and the total number of ten billion (10,000,000,000) shares of Class A Common Stock Shares, par value $.0001 per share, have been properly authorized by the Board of Directors and the shareholders of the Corporation pursuant to applicable Delaware law and the regulations promulgated by the iVoice, Inc.
January 24, 2003
Page 2


Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended.

We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the use of our name in the Prospectus constituting a part thereof.


                               Respectfully yours,



                               /s/ Meritz & Muenz LLP
                               -----------------------
                               Meritz & Muenz LLP